Exhibit 10.15



                               INDEMNITY AGREEMENT


         THIS AGREEMENT made the 22nd day of November, 2000,

B E T W E E N:

          ALBERT J. LATNER, an individual resident in the Province of Ontario, SDLCO HOLDINGS LTD.,
          AJLCO REALTY LIMITED, MELCO
          HOLDINGS CORP., EPLCO HOLDINGS LTD.
          AND JILCO HOLDINGS LTD., in each case a
          corporation incorporated under the laws of the Province of Ontario

          (hereinafter collectively referred to as the "Indemnifying Parties")

                                                            OF THE FIRST PART,

          - and -

          DYNACARE INC., a corporation continued under the laws of the Province of Ontario

          (hereinafter referred to as "Dynacare")

                                                           OF THE SECOND PART,

          - and -

          GOLDER, THOMA , CRESSEY, RAUNER
          FUND V, LP and GTCR ASSOCIATES V

          (collectively, "GTCR")

                                                            OF THE THIRD PART.


         WHEREAS Dynacare intends to proceed with an initial public offering of its common stock to the public in the United States and the Province of Ontario, Canada (the "IPO");

         AND WHEREAS Sdlcodyn Inc., Eplcodyn Realty Inc., Eplcodyn Holdings Inc., Melcodyn Inc. and Jilcodyn Holdings Inc. (collectively, the "Corporations" and individually a "Corporation") are shareholders of Dynacare;


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         AND WHEREAS Albert J. Latner indirectly controls each Corporation, and the corporations which comprise the other Indemnifying Parties are shareholders of one or more of the Corporations, and, as such, the Indemnifying Parties have knowledge of the matters herein referred to;

         AND WHEREAS the Indemnifying Parties have requested that Dynacare and GTCR (collectively, the "Indemnified Parties") agree to the amalgamation of Dynacare and the Corporations prior to the completion of the IPO (the "Amalgamation");

         AND WHEREAS in order to induce the Indemnified Parties to agree to the Amalgamation, the Indemnifying Parties have made certain representations and warranties with respect to the Corporations as set out herein and have given certain indemnities to the Indemnified Parties as set out herein;

         NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 In this Agreement, the following terms shall have the respective meanings set out below:

         (a) "Agreement" shall mean this agreement together with all schedules thereto;

         (b) "Amalgamation" shall have the meaning attributed thereto in the recitals to this Agreement;

         (c) "Audited Financial Statements" means the audited financial statements of each of the Corporations attached hereto as
                  Schedule 1.1(c);

         (d) "Business" means the business currently and heretofore carried on by each of the Corporations consisting solely of acting as a holding company in holding shares of Dynacare and holding cash and other marketable securities;

         (e) "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

         (f) "Corporations" and "Corporation" shall have the meaning attributed thereto in the recitals to this Agreement;

         (g) "Disclosed Liabilities" means the liabilities of the Corporations set forth in Schedule 1.1(g), being all of the liabilities of the Corporations (whether actual, contingent or otherwise) in existence as of the date hereof;

         (h) "Dynacare" shall have the meaning attributed thereto in the recitals to this Agreement;


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         (i)      "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, restriction, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

         (j) "Indemnified Parties" shall have the meaning attributed thereto in the recitals to this Agreement;

         (k) "Intellectual Property" means all trade or brand names, business names, trademarks (including logos), trademark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, issued patents and pending applications and other patent rights, industrial design registrations, pending applications and other industrial design rights, trade secrets, proprietary information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, blueprints, drawings and designs, formulae, processes, technology and other intellectual property issued to or owned or held by a Corporation or used by a Corporation in carrying on the Business, together with all rights under licences, registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing;

         (l) "IPO" shall have the meaning attributed thereto in the recitals to this Agreement;

         (m) "ITA" means the Income Tax Act (Canada), as amended from time to time;

         (n)      "Shares" has the meaning ascribed thereto in Section 2.5;

         (o) "Taxes" means all federal, provincial, state, local and foreign taxes, charges, fees, levies, imposts, duties, premiums or other assessments, including, without limitation, income, health and education, worker's compensation levy, land transfer tax, goods and services tax, harmonized sales tax, unemployment insurance charges and retirement contributions, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, premium, federal highway use, commercial rent, customs duties, capital stock paid up capital, profits, withholding, employment, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by Canada, the United States or any province, state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, whether disputed or not.

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ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

         The Indemnifying Parties hereby jointly and severally represent and warrant to each of the Indemnified Parties, with effect as of the date hereof and as of the effective date of the Amalgamation, as follows and acknowledge that each of the Indemnified Parties is relying on such representations and warranties in connection with granting their consent to the Amalgamation:

2.1 Liabilities. No Corporation has any liabilities (whether actual, contingent or otherwise) except the Disclosed Liabilities set forth opposite its name on
Schedule 1.1(g).

2.2 Organization and Status. Each Corporation is a corporation validly existing and in good standing under the laws of the Province of Ontario. Each Corporation's registered office is located in Toronto, Ontario.

2.3 Corporate Power and Authorization. Each Corporation has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder, to own its property and to carry on the Business as now being conducted by it. This Agreement has been duly authorized by each of the Corporations. Each of the agreements, contracts and instruments required by this Agreement to be delivered by any of the Corporations has been duly authorized by such Corporation. This Agreement has been duly executed and delivered by each Corporation and is a legal, valid and binding obligation of each Corporation, enforceable against each Corporation in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

2.4 Authorized and Issued Capital. The authorized capital of each of the Corporations are as set out in Schedule 2.4, of which the only and those shares set out in Schedule 2.4 are issued and outstanding, as fully paid and non-assessable shares, and registered in the name of the person set out in such Schedule.

2.5 Ownership of Shares in Dynacare. Each Corporation owns the number and class of shares in Dynacare (the "Shares") set out opposite its name on Schedule 2.5 and such shares are owned by the Corporation as the registered and beneficial owner thereof, with good and marketable title thereto, free and clear of all Encumbrances.

2.6 No Options. No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible or exchangeable securities, warrants or convertible or exchangeable obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of any of the Corporations, or any assets of any of the Corporations, including the shares of Dynacare referred to in Section 2.5.

2.7 No Subsidiaries, Etc. Except for the shares of Dynacare referred to in
Section 2.5, none of the Corporations owns or has any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation, and no Corporation has any agreements to acquire or lease any other business operations.


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2.8 No Violation. The execution and delivery of this Agreement by each
Corporation and the consummation of the transactions herein provided for will not result in either:

         (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of such Corporation under:

                  (i) any Contract to which such Corporation is a party or by which it is, or any of its properties are bound;

                  (ii) any provision of the articles, any unanimous shareholder agreement or declaration, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of such Corporation;

                  (iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over such Corporation;

                  (iv) any licence, permit, approval, consent or authorization held by such Corporation or necessary to the ownership of the Shares or the operation of the Business; or

                  (v) any applicable law, statute, ordinance, regulation or rule; or

         (b) the creation or imposition of any Encumbrance on any of the property or assets of such Corporation.

2.9 Business of the Corporation. None of the Corporations has ever carried on any active business of any nature or kind whatsoever.

2.10 Assets and Liabilities. At the time of the Amalgamation, with respect to each Corporation:

         (a) the only assets of such Corporation will consist of the Shares and to the extent applicable, cash equal to such Corporation's Disclosed Liabilities; and

         (b) such Corporation shall have no liabilities or obligations, contingent or otherwise, known or unknown, other than Disclosed Liabilities of such Corporation for which such Corporation shall retain at least an equal amount of cash on hand to satisfy in full.

2.11 Real Property. None of the Corporations owns or leases (whether as lessor or lessee), has ever owned or leased, nor has agreed to acquire or lease, any real property.

2.12 Accounts Payable and Receivable. None of the Corporations has any accounts payable or receivable, book debts or other debts owing by it or due or accruing to it.

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2.13 Intellectual Property. None of the Corporations owns or uses any
Intellectual Property or is a party to any licences, registered user agreements or other Contracts which relate to Intellectual Property.

2.14 No Expropriation. No property or asset of any of the Corporations has been taken or expropriated by any federal, provincial, state, municipal, local or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is any of the Corporations aware of any intent or proposal to give any such notice or commence any such proceeding.

2.15 Agreements and Commitments. None of the Corporations is a party to or bound by any Contract.

2.16 Compliance with Laws. Each of the Corporations has at all times and is conducting the Business in compliance with all applicable laws, regulations, by-laws, ordinances, regulations, rules, judgments, decrees and orders of each jurisdiction in which the Business has been or is carried on.

2.17 Licenses. There are no licenses, permits, approvals, consents, certificates, registrations or authorizations (whether governmental, regulatory or otherwise) necessary to carry on any aspect of the Business or to own or lease any of the property or assets owned or utilized by any of the Corporations.

2.18 Consents and Approvals. No authorization, consent or approval of, or filing with or notice to any governmental agency, regulatory body or court is required in connection with the execution, delivery and performance of this Agreement by any of the Corporations or the Amalgamation.

2.19 Financial Statements. The Audited Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise and including the Disclosed Liabilities) and financial position of each Corporation as at the respective dates of the Audited Financial Statements and the earnings and results of operations of each Corporation for the respective periods covered by such Audited Financial Statements. The financial position and condition of each Corporation is now at least as good as that shown on or reflected in the Audited Financial Statements as at the date of the Audited Financial Statements.

2.20 Financial Books and Records. The financial books and records of each Corporation have been maintained in accordance with good and proper bookkeeping practice and fairly and correctly set out and disclose in accordance with Canadian generally accepted accounting principles the financial position of such Corporation as at the date hereof and all financial transactions of the Corporation have been accurately recorded in such books and records. The Corporations have not conducted any off-balance sheet transactions and have not engaged in any hedging, swap, derivatives or similar transactions.

2.21 Corporation Records. The corporate records and minute books of each Corporation contain complete and accurate minutes of all meetings of the directors, committees and shareholders of such


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Corporation held since the incorporation of such Corporation, all such meetings were duly called and held, the share certificate books, registers of shareholders, registers of transfers and registers of directors and officers of such Corporation are complete and accurate and all shares of such Corporation issued and outstanding were properly allotted and issued as fully paid and non-assessable shares in compliance with applicable corporate and securities laws.

2.22 Taxes. Each Corporation has duly completed and filed on a timely basis all tax returns required to be filed by it and has paid all Taxes (including all installments required to be made on account of Taxes for the current year) which are due and payable, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by it. Each such return was correct and complete. Each Corporation has made adequate provision for Taxes payable, or accrued but not yet payable, for the current period and any previous period for which tax returns are not yet required to be filed. There are no agreements, waivers or consents currently in effect for the extension or waiver of the time for assessment or reassessment of any Taxes payable by any Corporation. There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of any of the Indemnifying Parties or any of the Corporations, threatened against any of the Corporations in respect of Taxes, governmental charges or assessments, nor are any matters under discussion with any governmental authority relating to Taxes, governmental charges or assessments asserted by any such authority. Each Corporation has withheld from each payment made to any of its past or present employees, officers, directors or shareholders, any non-resident of Canada and to any other person, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving offices within the time required under any applicable legislation. There have been no circumstances that would give rise to the application to any Corporation of Sections 80, 80.01, 80.02,
80.03 or 80.04 of the ITA or the similar provisions of any applicable provincial income tax legislation. Each Corporation has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of the goods and services tax exigible under the Excise Tax Act (Canada). The Indemnifying Parties have provided to the Indemnified Parties a true copy of all tax returns filed by each of the Corporations in respect of all completed financial years of each of the Corporations. The Amalgamation will not result in the imposition on any of the Indemnified Parties of any Taxes or governmental charge of any nature whatsoever nor will it give rise to any obligation on the part of any of the Indemnified Parties to pay, withhold or remit any increased amounts to any governmental authority including, without limitation, Canada Pension Plan premiums, workers compensation premiums or employment insurance premiums or similar items in any jurisdiction in which any of the Indemnified Parties operate.

2.23 Litigation and Other Proceedings. There is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute resolution procedure, investigation or inquiry by any governmental, administrative, regulatory or similar body, or any similar matter or proceeding (collectively, "proceedings") against or involving any of the Corporations (whether in progress or threatened). No event has occurred which might give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against any of the Corporations.

2.24 Residency. Each of the Corporations is not a non-resident of Canada and is a taxable Canadian corporation for the purposes of the ITA.


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2.25 Directors and Officers. Schedule 2.25 sets forth the names and titles of all of the officers and directors of each of the Corporations. None of the directors or officers has been compensated by any of the Corporations and the Corporation has no obligation to do so and no amounts are owing by the Corporation to any such individuals.

2.26 Dividends. Except as set out in Schedule 2.26, none of the Corporations has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so.

2.27 Non-Arm's Length Transactions. None of the Corporations is indebted to, any officer, director, shareholder or any other person not dealing at arm's length with any of the Corporations. At the time of the Amalgamation, none of the Corporations will be a party to any Contract with any officer, director, shareholder or any other person not dealing at arm's length with any of the Corporations or otherwise.

2.28 Employees. None of the Corporations has ever had, presently does not have and does not have any agreement to hire any employees, agents or contractors.

2.29 Bank Accounts. Schedule 2.29 sets forth the name of each bank or other depository in which any of the Corporations maintains any bank account, trust account or other deposit box and the names of all persons authorized to draw thereon or who have access thereto. None of the Corporations has granted any powers of attorney, proxies or similar instruments.

2.30 Accuracy. Neither this Agreement nor any document or certificate to be provided by any of the Corporations or the Indemnifying Parties pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any of the statements contained herein or therein not misleading.

2.31 No Knowledge. To the knowledge of the Corporations and the Indemnifying Parties, there exist no facts relating to the Corporations which, if known to the Indemnified Parties, might reasonably be expected to deter the Indemnified Parties from completing the transactions herein contemplated.


ARTICLE 3 - INDEMNITY

3.1 The Indemnifying Parties hereby agree, jointly and severally, to indemnify the Indemnified Parties from and against, on an after-tax basis, any and all losses, obligations, actions, causes of action, proceedings, suits, debts, accounts, covenants, agreements, promises, damages, investigations, liabilities, indemnifications, claims, demands whatsoever and the reasonable fees and expenses of their counsel that may be incurred arising, directly or indirectly, with respect to: (i) any untruth or misrepresentation in the representations and warranties contained in Article 2 of this Agreement; (ii) any and all adverse tax consequences to the Indemnified Parties arising from or in respect of the


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Amalgamation; (iii) all Taxes, including interest and penalties, for any period up to the date of the Amalgamation for which no adequate reserve has been provided in the Audited Financial Statements; or (iv) the enforcement of this indemnity (collectively, the "Losses" or, individually, a "Loss") to which any Indemnified Party may become subject or otherwise involved, in any capacity.

3.2 The Indemnifying Parties shall, jointly and severally, promptly pay or cause to be paid to the Indemnified Parties pursuant to the indemnity provided for in this Agreement, on an as incurred basis upon written notice to that effect, without regard to any right of set-off, compensation, abatement or counterclaim available at law or in equity.

3.3 In the event that an Indemnified Party shall become aware of any Loss in respect of which the Indemnifying Parties agreed to indemnify the Indemnified Party pursuant to the indemnity provided for in this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify with reasonable particularity (to the extent that the information is available) the factual basis for the Loss and the amount of the Loss, if known. The omission to so notify the Indemnifying Party shall not relieve the Indemnifying Parties of any liability which the Indemnifying Parties may have to any of the Indemnified Parties.

3.4 Albert J. Latner (or if he is unable or unwilling to act, AJLCO Realty Limited) shall have the right, on behalf of the Indemnifying Parties, at their expense, to participate in or assume control of the negotiation, settlement or defence of the Loss (with the exception of Losses relating to Taxes in respect of which Dynacare shall have the sole right to assume control of the negotiation, settlement or defense of the Loss) and, in such event, the Indemnifying Parties shall reimburse the relevant Indemnified Parties for all of their out-of pocket expenses as a result of such participation or assumption. If such Indemnifying Party elects to assume such control, the relevant Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Loss and to retain counsel to act on its behalf at the expense of the Indemnifying Parties. Such Indemnifying Party will not, without the prior written consent of the Indemnified Parties, settle, compromise, consent to the entry of any judgement in or otherwise seek to terminate any Losses in respect of which indemnification may be sought hereunder (whether or not an Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party affected by such Losses, from any liabilities arising out of such Losses. If (i) such Indemnifying Party, having assumed such control, thereafter fails to defend the Loss within a reasonable time; or (ii) such Indemnifying Party does not elect or is not entitled to elect to assume such control, the Indemnified Parties shall be entitled to assume such control, and the Indemnifying Parties shall be bound by the results obtained by the Indemnified Parties with respect to such Loss, and the Indemnifying Parties shall forthwith on demand reimburse the Indemnified Parties for all the out-of- pocket expenses of the Indemnified Parties as a result of such assumption. If any such Loss is of a nature such that: (a) the Indemnified Parties are required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction; or (b) it is necessary in the reasonable view of the Indemnified Parties acting in good faith and in a manner consistent with reasonable commercial practices to make a payment to any third party with respect to such Loss before the completion of settlement negotiations or related legal proceedings, as the case may be, the Indemnified Parties may make such payment and the Indemnifying Parties shall, forthwith after demand by the Indemnified Parties, reimburse the Indemnified Parties for such payment. If the amount of any liability of the Indemnified Parties under the Loss in respect of which such payment was made, as finally determined,


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is less than the amount which was paid by the Indemnifying Parties to the
Indemnified Parties, the Indemnified Parties shall, forthwith after receipt of the difference from the third party, pay the amount of such difference to the Indemnifying Parties. If such a payment, by resulting in settlement of the Loss, precludes a final determination of the merits of the Loss and the Indemnified Parties and the Indemnifying Parties are unable to agree whether such payment was reasonable in the circumstances having regard to the amount and merits of the Loss, such dispute shall be submitted to arbitration pursuant to the Arbitrations Act, 1991 (Ontario). All such arbitrations shall be governed by the following rules:

         (a) the party desiring such arbitration shall give written notice to that effect to the other party and, if within seven days of such notice, the Indemnified Parties and the Indemnifying Parties have failed to agree on a single arbitrator, the party desiring such arbitration shall by written notice to the other party appoint an arbitrator. Within 15 days thereafter, the other party shall, by written notice to the original party, appoint a second person as one of the arbitrators. The two arbitrators thus appointed shall select a third person within seven days of the appointment of the second arbitrator. If the two arbitrators fail to agree upon the selection of such third arbitrator within such seven day period, either of the parties upon written notice to the other party may apply for the appointment of a third arbitrator to the Ontario Superior Court of Justice or to any other court having jurisdiction. If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter. The arbitrator or arbitrators thus appointed shall be requested to determine such matter within 20 days of the appointment of the last arbitrator appointed;

         (b) the determination of the majority of the arbitrators or of the sole arbitrator, as the case may be, shall be conclusive and binding upon the parties and enforceable to the same extent as if it were an order of the Ontario Superior Court of Justice and shall be deemed to form part of this Indemnity. The arbitrators shall give written notice to the parties stating' their determination and shall furnish to each party a copy of such determination signed by them;

         (c) in the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act;

         (d) the expenses of any arbitration shall be borne by the Indemnifying Parties;

         (e) the arbitration shall be held in Toronto, Ontario and governed by the laws of Ontario;

         (f) all proceedings and matters pertaining to the arbitration shall be kept confidential by all parties hereto (except to the extent any party is required by law to disclose same); and

         (g) each party shall act in good faith and shall act diligently to proceed with and complete the arbitration proceedings.

3.5 If Albert J. Latner or AJLCO Realty Limited fails to assume control of the defence of any Loss, Dynacare shall, on behalf of the Indemnified Parties, have the exclusive right to contest, settle

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or pay the amount claimed until Dynacare's rights of indemnification in respect of such Loss are wholly satisfied, and thereafter GTCR shall have the exclusive right to contest, settle or pay the amount claimed in respect of such Loss. Whether or not Albert J. Latner or AJLCO Realty Limited assumes control of the negotiation, settlement or defence of any such Loss, the Indemnifying Parties shall not settle any such Loss without the written consent of each Indemnified Party affected by such Loss, which consent shall not be unreasonably withheld or delayed.

3.6 To the extent that the indemnity provided for in this Agreement is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless because the indemnity is illegal or contrary to public policy, in whole or in part, the Indemnifying Parties shall, jointly and severally, forthwith on demand contribute to the amount paid or payable by any one or more of the Indemnified Parties as a result of such Loss.

3.7 The Indemnified Parties and the Indemnifying Parties shall co-operate fully with each other with respect to Losses, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

3.8 The indemnity and contribution obligations of the Indemnifying Parties shall be in addition to any liability which the Indemnifying Parties may otherwise have, provided that there is no duplication of indemnity for any Loss and shall extend upon the same terms and conditions to any Indemnified Party and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs, executors, personal representatives and administrators of the Indemnifying Party and any Indemnified Party. In determining the amount of a Loss realized by an Indemnified Party in relation to Taxes for any period, if a deduction, tax credit or loss carry-over of a person is utilized to reduce the amount of income, taxable income or loss otherwise calculated in respect of an assessment for any taxation year in which a Loss is realized or, but for the utilization of such deduction, tax credit or loss carry- over, would be realized, the amount of the Loss shall be determined without taking into account any benefit from such deduction, tax credit or loss carry-over.

3.9 The indemnity provided for in this Agreement shall not be released, reduced, discharged or affected in whole or in part by the death, incapacity, bankruptcy, insolvency, assignment for the benefit of creditors, judicial or extra-judicial receivership, moratorium or composition of any of the Indemnifying Parties.

3.10 In the event that, from time to time, rights to indemnity arise under this Agreement, all payments by the Indemnifying Parties in respect of each Loss shall first be made to Dynacare until Dynacare's rights of indemnification are wholly satisfied. Payment to GTCR pursuant to such rights of indemnity in respect of any Loss shall be made only after Dynacare's rights of indemnity are wholly satisfied in respect of such Loss.


ARTICLE 4 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

4.1 The representations and warranties and covenants contained herein shall survive the completion of the IPO and shall continue in full force and effect indefinitely without limitation as to time.


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ARTICLE 5 - GENERAL CONTRACT PROVISIONS

5.1 Any notice, direction or other instrument required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be sufficiently given if delivered personally or by courier, or given by facsimile transmission (receipt confirmed), addressed as follows:

         (a)      in the case of the Indemnifying Parties:

                  c/o Albert J. Latner
                  20 Eglinton Avenue West
                  Suite 1600
                  Toronto, Ontario
                  M4R 2H1

                  Attention: Mr. Albert J. Latner
                  Fax No.: (416) 487-6438

         (b)      in the case of Dynacare:

                  20 Eglinton Avenue West
                  Suite 1600
                  Toronto, Ontario
                  M4R 2H1

                  Attention: Chief Executive Officer
                  Fax No.: (416) 487-6438

                  (with a copy to GTCR)

         (c)      in the case of GTCR:

                  c/o Golder, Thoma, Cressey, Rauner Inc.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402

                  Attention:  Bruce V. Rauner

                  (with a copy to Dynacare)

or to such other address as the parties may from time to time advise the other parties hereto by notice In writing. The date of receipt of any such notice, direction or other instrument shall be deemed to be, if delivered personally, the day of delivery if a Business Day or, if not a Business Day, the Business Day next following the day of delivery, or, if delivered by courier, the Business Day on which such notice, direction or other instrument is received by the recipient, or, if delivered by facsimile transmission (receipt confirmed), the date of transmission if given during the normal business hours of the recipient and the Business Day next following the transmission if not so given.

5.2 Except as specifically acknowledged in writing by the Indemnifying Parties, this Agreement sets forth the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

5.3 No amendment, supplement, modification waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto or by their respective successors or permitted assigns.

5.4 The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained on the part of any party shall not affect the validity or enforceability of any other provisions or covenant herein contained.

5.5 The Indemnifying Parties agree to pay, jointly and severally, all reasonable costs and expenses of the Indemnified Parties relating to or resulting from the Amalgamation and all other matters arising under this Agreement. Without limiting the generality of the foregoing, the Indemnifying Parties agree to pay, jointly and severally, to Dynacare forthwith on demand any additional costs or expenses payable by it (including the additional cost of preparing tax returns and other filing expenses) as a result of the Amalgamation and the year-end for Canadian and Ontario tax purposes triggered thereby.

5.6 The parties will from time to time and at all times hereafter, upon every reasonable request of a party hereto, make, do and execute or cause to be made, done and executed all such further acts, deeds, documents, resolutions, instruments or assurances, as may be reasonably required for the purposes of implementing the matters contemplated by this Agreement.

5.7 No indulgence or forbearance by a party hereto or failure or delay by a party hereto to exercise any right or remedy hereunder shall be deemed to constitute a waiver of such party's right to exercise such right or remedy or to insist on full performance in a timely manner of all covenants herein contained. A waiver of any rights or obligations herein contained shall be expressed in writing in order to be effective. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a condoning waiver unless otherwise expressly provided.

5.8 Time shall be of the essence of this Agreement and every part thereof.

5.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereto hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario for the purposes of any matter arising under this Agreement.

5.10 This Agreement may be executed in one or more counterparts which, when taken together, shall constitute a single instrument. Facsimile signature of this Agreement shall constitute valid execution of this Agreement by any party.

5.11 Neither the rights nor obligations of the Indemnifying Parties hereunder may be assigned or delegated by any Indemnifying Party without the prior written consent of the Indemnified Parties.

5.12 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


SIGNED, SEALED AND DELIVERED        )
               in the presence of:  )
                                    )
                                    )
Witness                             )

                                       /s/ Albert J. Latner
                                       ----------------------------------------
                                       Albert J. Latner


                                       SDLCO HOLDINGS LTD.

                                       By: /s/ Michael Latner
                                           ------------------------------------
                                           Name: Michael Latner
                                           Title:


                                       AJLCO REALTY LIMITED

                                       By: /s/ Michael Latner
                                           ------------------------------------
                                           Name: Michael Latner
                                           Title:


                                       MELCO HOLDINGS CORP.

                                       By: /s/ Michael Latner
                                           ------------------------------------
                                           Name: Michael Latner
                                           Title:


                                       EPLCO HOLDINGS LTD.

                                       By: /s/ Michael Latner
                                           ------------------------------------
                                           Name: Michael Latner
                                           Title:


                                       JILCO HOLDINGS LTD.

                                       By: /s/ Michael Latner
                                           ------------------------------------
                                           Name: Michael Latner
                                           Title:

                                       DYNACARE INC.

                                       By: /s/ Harvey Shapiro
                                           ------------------------------------
                                           Name: Harvey Shapiro
                                           Title:

                                      GOLDER, THOMA, CRESSEY, RAUNER
                                      FUND V, LP

                                      By: /s/ Donald J. Edwards
                                          ------------------------------------
                                          Name: Donald J. Edwards
                                          Title:


                                      GTCR ASSOCIATES V

                                      By: /s/ Donald J. Edwards
                                          ------------------------------------
                                          Name: Donald J. Edwards
                                          Title:

                                 SCHEDULE 1.1(c)
                          AUDITED FINANCIAL STATEMENTS

                                 SCHEDULE 1.1(g)
                                   LIABILITIES


As set out in the September 22, 2000 Financial Statements.

                                  SCHEDULE 2.4
                          AUTHORIZED AND ISSUED CAPITAL


As set out in the September 22, 2000 Financial Statements.

                                  SCHEDULE 2.5
                                  SHAREHOLDINGS



    Corporation                                    Number of Dynacare class B
                                                        common shares held
-----------------------                            ---------------------------
Sdlcodyn Inc.                                              2,022,814
Melcodyn Inc.                                              2,045,628
Eplcodyn Holdings Inc.                                     550,740
Eplcodyn Realty Inc.                                       472,344
Jilcodyn Holdings Inc.                                     2,876,814

                                  SCHEDULE 2.25
                             OFFICERS AND DIRECTORS

    Company                              Directors                                       Officers
    -------                              ---------                                       --------
Dynacare Inc.                         Donald J. Edwards             Albert J. Latner -         Chairman
                                      Albert J. Latner              Harvey A. Shapiro -        President
                                      Michael E. Latner             Zbig Biskup -              Senior Vice President
                                      Paul A.D. Mingay                                         Chief Financial Officer
                                      Bruce V. Rauner               Michael E. Latner -        Chief Operating Officer
                                      Harvey A. Shapiro                                        Executive Vice President
                                                                                               Secretary
                                                                    Osama Sherif -             Executive Vice President
Jilcodyn Holdings Inc.                Albert J. Latner              Albert J. Latner -         President
                                                                                               Secretary
Sdlcodyn Inc.                         Albert J. Latner              Steven D. Latner -         President
                                      Steven D. Latner              Michael E. Latner -        Vice President
                                                                                               Secretary
                                                                    Albert J. Latner -         Vice President
Eplcodyn Holdings Inc.                Albert J. Latner              Elise Latner-Assaraf -              President
                                      Elise Latner-Assaraf          Michael E. Latner -        Vice President
                                                                                               Secretary
                                                                    Albert J. Latner -         Vice President
Eplcodyn Realty Inc.                  Albert J. Latner              Elise Latner-Assaraf -              President
                                      Elise Latner-Assaraf          Michael E. Latner -        Vice President
                                                                                               Secretary
                                                                    Albert J. Latner -         Vice President
                                                                    Steven D. Latner -         Vice President
Melcodyn Inc.                         Albert J. Latner              Michael E. Latner -        President
                                      Michael E. Latner                                        Secretary
                                                                    Albert J. Latner -         Vice President


                                  SCHEDULE 2.26
                                    DIVIDENDS

Eplcodyn Holdings Inc.

Share redemptions - none

Actual dividends:

o Eplcodyn declared a series of dividends on its common shares - totalling $1,155,000 on November 18, 1999.


Eplcodyn Realty Inc.

Share redemptions - none

Actual dividends:

o Eplcodyn declared a series of dividends on its common shares totalling $1,000,000 on November 18, 1999.


Melcodyn Inc.

Share redemptions - none

Actual dividends:

o Melcodyn declared a series of dividends on its common shares totalling $4,300,000 on November 18, 1999.


Sdlcodyn Inc.

Share redemptions - none

Actual dividends:

o Sdlcodyn declared a series of dividends on its common shares totalling $4,250,000 on November 18, 1999.

Jilcodyn Holdings Inc.

Actual dividends : none

Share redemptions:


    Date         Number and class of       Aggregate redemption amounts
                   shares redeemed
--------------   -------------------       ----------------------------
August 1, 1997      100 special E                     $460,000
August 1, 1997      100 special F                   $3,338,364
August 1, 1997      100 special G                     $460,058
August 1, 1997      100 special H                  $11,996,029
August 1, 1997      100 special A                            0
August 1, 1997      100 special B                   $2,904,442
August 1, 1997      100 special C                     $616,847
August 1, 1997      100 special D                   $1,763,014

                                  SCHEDULE 2.29
                                  BANK ACCOUNTS



     Company                        C/U         Bank          Account No.               Signing Authority
     -------                        ---         ----          -----------               -----------------
EPLCODYN Realty Inc.                 US         CIBC          03-97512

EPLCODYN Holdings Inc.               US         CIBC          03-97415

MELCODYN Inc.                        US         CIBC          03-97318

SDLCODYN Inc.                        US         CIBC          03-97210

JILCODYN Holdings Inc.               US         CIBC          03-98314
